Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-274544 on Form S-8, incorporated by reference in this Registration Statement, of our reports dated May 28, 2025 relating to the financial statements of Arm Holdings plc and the effectiveness of Arm Holdings plc's internal control over financial reporting, appearing in the Annual Report on Form 20-F of Arm Holdings plc for the year ended March 31, 2025.
/s/ DELOITTE & TOUCHE LLP
San Jose, California
May 28, 2025